EXHIBIT 1.1

STANDBY GUARANTEE AGREEMENT

THIS AGREEMENT made the 20th day of July, 2015.

BETWEEN:

IMPERIAL METALS CORPORATION, a company existing under the laws of the Province of British Columbia

(the "Company")

AND:

N. MURRAY EDWARDS, an individual resident in Calgary, Alberta

("Edwards")

AND:

FAIRHOLME PARTNERSHIP, LP, a partnership existing under the laws of Delaware

("Fairholme LP" and together with Edwards, the "Guarantors")

WHEREAS:

A.	The Company intends to carry out an offering of Rights to the holders of record of its Common Shares in the Qualifying Jurisdictions pursuant to a Rights Offering Circular; and

B.	The Guarantors have agreed to act as guarantors in connection with the Rights Offering on the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	DEFINITIONS

1.1.	Defined Terms

In this Agreement, including the Recitals hereto:

"Additional Subscription Privilege" has the meaning given in Section 2.2;

"Basic Subscription Privilege" has the meaning given in Section 2.1;

"Business Day" means any day, other than a Saturday or a Sunday, upon which banks are open for business in the City of Vancouver, British Columbia;

"Circular Amendment" means any amendment to the Rights Offering Circular;

"Closing" has the meaning given in Section 8.1;

"Closing Date" means that day which falls two (2) Business Days following the Rights Expiry Date or such earlier date after the Rights Expiry Date as is practicable and as agreed between the Company and the Guarantors;

"Closing Time" has the meaning given in Section 8.1 of this Agreement;

"Commissions" means the provincial securities commission or other regulatory authority in the Filing Jurisdictions;

"Common Shares" means common shares in the capital of the Company;

"Disclosure Record" means all prospectuses, information circulars, annual information forms, financial statements, management's discussion and analysis, press releases, Material Change reports and other public documents filed by or with respect to the Company with applicable Commissions;

"Exchange" means the Toronto Stock Exchange;

"Filing Jurisdictions" means each of the provinces of Canada and the United States (with respect to the filing of Form F-7 made with U.S. Securities and Exchange Commission);

"Governmental Entity" means any:

a)
multinational, federal, provincial, territorial, municipal, local or other governmental or public department, central bank, court commission, board, bureau, agency or instrumentality, domestic or foreign;

b)	any subdivision or authority of any of the foregoing; or

c)	any quasi-governmental or private body exercising a regulatory, expropriation or taxing authority under or for the account of any of the above;

"Laws" means any and all applicable laws including all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, instruments, policies, guidelines, and general principles of common law and equity, binding on or affecting the Person referred to;

"Material Adverse Change" means any change, development, event or occurrence with respect to the business, condition (financial or otherwise), properties, assets, liabilities (contingent or otherwise), capital, operations, or results of operations of the Company and its subsidiaries on a consolidated basis, that is, or would reasonably be expected to be, material and adverse to the Company;

"Material Change" has the meaning given in the Securities Act (British Columbia);

"NI 45-101" means National Instrument 45-101 – Rights Offerings of the Canadian Securities Administrators;

"Non-Qualifying Jurisdiction" means any jurisdiction other than the Qualifying Jurisdictions;

"Person" means an individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, trust, estate, custodian, trustee, executor, administrator, nominee or other entity or organization, including (without limitation) a Governmental Entity or political subdivision or an agency or instrumentality thereof;

"Qualifying Jurisdictions" means the Filing Jurisdictions, except for the States of Arizona, Arkansas, California, Minnesota, Ohio, Utah and Wisconsin and such other jurisdictions outside Canada and the United States where it is lawful to mail the Rights Offering Circular and the certificates representing the Rights to Shareholders resident therein;

"Record Date" means the record date for the purpose of the Rights Offering that will be established by the Company in the Rights Offering Circular;

"Regulation S" has the meaning given in Section 6.1.

"Regulatory Authorities" means the Commissions, the U.S. Securities and Exchange Commission and the Exchange;

"Rights" means the transferable rights that will be distributed to each Shareholder on the Record Date to subscribe for Rights Shares at the Subscription Price under the Rights Offering;

"Rights Expiry Date" has the meaning given in section 2.1 of this Agreement; "Rights Expiry Time" means 2:00 p.m. (Vancouver time) on the Rights Expiry Date;

"Rights Offering" means the offering by the Company of the Rights undertaken in accordance with Article 2;

"Rights Offering Circular" means, collectively, the rights offering circular sent to Shareholders in respect of the Rights Offering, and any Circular Amendment thereof;

"Rights Shares" means the Common Shares which may be issued on exercise of the Rights;

"Securities" means the Rights, the Rights Shares and the Standby Shares;

"Securities Act" means the Securities Act (British Columbia);

 "Securities Laws" means all applicable securities Laws of each of the Qualifying Jurisdictions, the U.S. Securities Act and the applicable rules of the Exchange;

"SEDAR" means the System for Electronic Document Analysis and Retrieval (SEDAR) as further described in National Instrument 13-101 of the Canadian Securities Administrators;

"Shareholder" means a holder of record of Common Shares of the Company;

"Standby Fee" has the meaning given in Section 3.5 of this Agreement;

"Standby Guarantee" has the meaning given in Section 3.1 of this Agreement;

"Guarantors" has the meaning given on the cover page of this Agreement;

"Standby Shares" means the Rights Shares which remain unsubscribed for by holders of Rights on the Rights Expiry Date, to a maximum of 100% of all Rights Shares issuable under the Rights Offering;

"Subscription Price" has the meaning given in Section 2.1;

"U.S. Securities Act" means the United States Securities Act of 1933, as amended; and

"United States" means the United States of America, its territories and possessions, each State of the United States and the District of Columbia.

1.2.	Headings, etc.

The division of this Agreement into articles, sections, paragraphs and clauses and the provision of headings are for the convenience of reference only and will not affect the construction or interpretation of this Agreement.  The terms "this agreement", "hereunder" and similar expressions refer to this Agreement as a whole and not to any particular article, section, paragraph, clause or other portion of this Agreement and include any agreement or instrument supplemental or ancillary to this Agreement. Unless something in the subject matter or context is inconsistent therewith, references in this Agreement to articles, sections, paragraphs or clauses are to articles, sections, paragraphs or clauses of this Agreement.

1.3.	Plurality and Gender

Words importing the singular number only will include the plural and vice versa, words importing any gender will include all genders.

1.4.	Currency

Unless otherwise specifically stated, all references to dollars and cents in this Agreement are to the lawful currency of Canada.

1.5.	Governing Law

This Agreement will be governed by, interpreted and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.  Each party hereby unconditionally and irrevocably submits to the nonexclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising out of this Agreement.

1.6.	Severability

If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions of this Agreement will continue in full force and effect. The parties to this Agreement agree to negotiate in good faith a substitute provision which will be as close as possible to the intention of any invalid or unenforceable provision as may be valid or enforceable. The invalidity or unenforceability of any provision in any particular jurisdiction will not affect its validity or enforceability in any other jurisdiction where it is valid or enforceable.

1.7.	Statutes

Any reference to a statute, act or law will include and will be deemed to be a reference to such statute, act or law and to the regulations, instruments and policies made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute, act or law that may be passed which has the effect of supplementing or superseding such statute, act or law so referred to.

2.	CONDUCT OF THE RIGHTS OFFERING

2.1.	Terms of Rights Offering

Pursuant to the Rights Offering, the Company will distribute, on a pro rata basis at no charge, Rights to each Shareholder resident in the Qualifying Jurisdictions as of the Record Date on the basis of one Right for each Common Share held.  Each such Right will be transferable.  Every 13.73 Rights will entitle the holder to purchase, at the election of such holder, one Rights Share (the "Basic Subscription Privilege") at a price per Rights Share equal to $8.00 (the "Subscription Price").  The Rights Offering will remain open for at least 21 calendar days following the date on which the Rights Offering Circular is sent to Shareholders.  The Rights will expire at 2:00 p.m. (Vancouver time) on the day following such 21st day (the "Rights Expiry Date").

2.2.	Additional Subscription Privilege

Pursuant to Securities Laws, each holder of Rights will be entitled, on a pro rata basis (based on the number of Rights which it exercised under the Basic Subscription Privilege as a proportion of all Rights exercised under the Basic Subscription Privilege), to subscribe for additional Rights Shares at the Subscription Price, to the extent that other holders of Rights do not exercise all of their Rights under the Basic Subscription Privilege (the "Additional Subscription Privilege").  For the purpose of calculating its pro rata entitlement, the term "holder" shall refer to a beneficial holder of Rights, and not to a discretionary account manager exercising direction or control over Rights on behalf of more than one beneficial holder.

2.3.	Closing

The completion of the purchase of Rights Shares pursuant to the Basic Subscription Privilege and the Additional Subscription Privilege by each Rights holder will occur at the time, and in the manner set forth in the Rights Offering Circular, and in the event of any conflict between the provisions of this Agreement and the provisions of the Rights Offering Circular, the provisions of this Agreement will prevail.

3.	STANDBY GUARANTEE

3.1.	Standby Guarantee

On the Closing Date, the Company shall have the right (the “Guarantee Right”) to require:

a)	Edwards to purchase 66.67% of the Rights Shares, issuable under the Rights Offering, which remain unsubscribed for by holders of Rights; and

b)	Fairholme LP to purchase 33.33% of the Rights Shares, issuable under the Rights Offering, which remain unsubscribed for by the holders of the Rights,

(together, the "Standby Guarantee").

The obligations of the Guarantors pursuant to this Section 3.1 will be several (as distinguished from joint) obligations of each Guarantor, and will terminate upon the termination of this Agreement for any reason.  In the event that only one Guarantor either defaults on its obligation pursuant to this Section 3.1 or terminates its obligations under this Agreement pursuant to Section 9.2, the Company may, but is not obligated to, invite the other Guarantor to exercise the Standby Guarantee of the defaulting or terminating Guarantor, but such other Guarantor will have no obligation to exercise the Standby Guarantee of the defaulting or terminating Guarantor.

3.2.	Payment for Standby Shares

Subject to and in accordance with the terms of this Agreement, on the Closing Date, if the Company exercises the Guarantee Right each of the Guarantors will pay in immediately available funds by wire transfer to an account designated by the Company, or by certified cheque payable to the Company or its counsel, the aggregate Subscription Price that is payable for the Standby Shares to be purchased by the Guarantor hereunder, and the Company will issue the Standby Shares to the Guarantors and deliver the certificate(s) representing such Standby Shares as soon as practicable thereafter.

3.3.	Evidence of Financial Ability

Each of the Guarantors will provide to the Company such evidence as may be required by the applicable Regulatory Authorities that the Guarantor has the financial ability to carry out the "stand-by commitment" (as defined under NI 45-101) constituted by this Agreement, as required under Part 6 of NI 45-101.

3.4.	Restrictions on Sale

Each of the Guarantors agrees to sell the Standby Shares only in accordance with all applicable Securities Laws, and not to sell or distribute, directly or indirectly, the Standby Shares in such a manner as to:

a)	require registration by the Company of the Standby Shares or the filing by the Company of a prospectus or any similar document in any jurisdiction; or

b)	result in the Company becoming subject to reporting or disclosure obligations to which it is not subject as at the date of this Agreement.

3.5.	Standby Fee

As consideration for entering into this Agreement, the Company has agreed to pay to the Guarantors a fee (the "Stand-By Fee") equal to 3.0% of the aggregate Subscription Price for the maximum number of Rights Shares that would be issued through the Rights Offering if all of the Rights were exercised, less that number of Rights which are issued in respect of Common Shares:

a)	owned by the Guarantors;

b)	owned by affiliates of Edwards; and

c)	owned by Fairholme Capital Management LLC, or over which it exercises control or direction.

The Stand-by Fee shall be paid to each of the Guarantors in the same proportion as the percentage of the Standby Guarantee for which each is responsible, as set forth in Section 3.1.

4.	COVENANTS

4.1.	Covenants of the Company

Subject to and in accordance with the terms of this Agreement, the Company agrees with the Guarantors that:

a)
Rights Offering Circular and Qualification. The Company will prepare and file the Rights Offering Circular with the Regulatory Authorities (the Rights Offering Circular to be filed with the U.S. Securities and Exchange Commission on a Form F-7 pursuant to the multijurisdictional disclosure system), and take all other steps and proceedings that may be necessary in order to qualify or exempt the distribution of the Rights and the Rights Shares in the Qualifying Jurisdictions and take such steps and proceedings that may be necessary in order to exempt the distribution of the Standby Shares in the applicable jurisdictions where such Standby Shares will be distributed.  The contents of the Rights Offering Circular will be subject to the approval of each of the Guarantors and may not be amended, varied or altered in any manner without the approval of each of the Guarantors.

b)
Receipts. The Company will use commercially reasonable efforts to obtain, to the extent required by Securities Laws, a notice of acceptance (or analogous decision document) as soon as possible following the filing of the Rights Offering Circular with the Commissions.

c)
Supplementary Material.  If required by Securities Laws, the Company will prepare any Circular Amendment required to be filed by it under the Securities Laws. The Company will also promptly, and in any event within any applicable time limitation, comply with all applicable filing and other requirements under the Securities Laws as a result of any Material Adverse Change.  The contents of any Circular Amendment will be subject to the approval of each of the Guarantors and may not be amended, varied or altered in any manner without the approval of each of the Guarantors.

d)
Cease Trade Order or Other Investigation. From the date of this Agreement to the earlier of: (i) the Closing Date; and (ii) the termination of this Agreement, the Company will immediately notify the Guarantors in writing of any written demand, request or  inquiry (formal  or  informal) by any Commission, the Exchange or other Governmental Entity that concerns any matter relating to the Company's affairs that may affect the Rights Offering or the transactions contemplated in this Agreement, or that relates to the issuance, or threatened issuance, by any such authority of any cease trading or similar order or ruling relating to any of the Company's securities.  Any notice delivered to the Guarantors as aforesaid will contain reasonable details of the demand, request, inquiry, order or ruling in question.

e)
Exchange Acceptance. The Company will use commercially reasonable efforts to obtain conditional acceptance by the Exchange of the issuance of the Rights, the Rights Shares and the Standby Shares, subject to receipt of customary final documentation.

f)
Securities Laws. The Company will take all action as may be necessary and appropriate so that the Rights Offering and the transactions contemplated in this Agreement will be effected in accordance with Securities Laws.

g)
Obtaining of Report. The Company will cause Computershare Investor Services Inc. to deliver to the Company, as soon as is practicable following the Rights Expiry Time, details concerning the total number of Rights Shares duly subscribed and paid for by holders of Rights under the Rights Offering, including (without limitation) those subscribed and paid for pursuant to the Additional Subscription Privilege.

h)
Mailing of Materials. The Company will use commercially reasonable efforts to effect and complete the mailing of commercial copies of the Rights Offering Circular to each of the Shareholders in the Qualifying Jurisdictions as soon as possible following the Record Date.  With respect to Shareholders not residents of the Qualifying Jurisdictions, the Company may mail commercial copies of the Rights Offering Circular to such Shareholders so long as such Shareholders satisfies to the Company that such receipt of the Rights Offering Circular is lawful and in compliance with the Securities Laws and other laws applicable in the Qualifying Jurisdictions and the jurisdiction where such Shareholder is resident.

i)
Exercise of the Rights. The Company will use such commercially reasonable efforts as the Guarantors may reasonably request to enforce payment in respect of, or to otherwise ensure the valid exercise of, all Rights purported to be exercised either under the Basic Subscription Privilege or the Additional Subscription Privilege.

5.	MATERIAL CHANGES

5.1.	Material Changes during Distribution

a)
During the period from the date of this Agreement to the Closing Date, the Company will promptly notify the Guarantors in writing of any Material Change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company and its subsidiaries taken as a whole.

b)
The Company will promptly, and in any event within any applicable time limitation, comply, to the satisfaction of the Guarantors, acting reasonably, with all applicable filings and other requirements under the Securities Laws as a result of such Material Change.

5.2.	Change in Securities Laws

If, prior to the Rights Expiry Date, there is any change in the Securities Laws that, in the opinion of the Guarantors, acting reasonably, requires the filing of a Circular Amendment, the Company will, to the satisfaction of the Guarantors, acting reasonably, promptly prepare and file such Circular Amendment with the Regulatory Authorities.

5.3.	Change in Closing Date

If a Material Change occurs after the date of filing of the Rights Offering Circular with the Regulatory Authorities and prior to the Closing Date, then, subject to Section 8, the Closing Date will be, unless the Company and the Guarantors otherwise agree in writing, the later of the previously scheduled Closing Date and the sixth Business Day following the date on which all applicable filings or other requirements of the Securities Laws with respect to such Material Change have been complied with in all Qualifying Jurisdictions and any appropriate documents obtained for such filings and notice of such filings from the Company or the Company's counsel have been received by the Guarantors.

6.	WARRANTIES AND REPRESENTATIONS OF THE COMPANY

6.1.	Representations

The Company warrants and represents to each of the Guarantors that:

a)	it and its subsidiaries have been duly incorporated and organized and are validly existing and in good standing under the Laws of their respective corporate jurisdictions;

b)	it has all requisite corporate power to enter into and perform this Agreement;

c)	no order ceasing or suspending the trading of the Common Shares has been issued to or is outstanding against the Company;

d)	the Rights will, when issued, be duly authorized and validly issued securities of the Company, enforceable against the Company in accordance with their terms;

e)	the Common Shares issuable upon the exercise of the Rights will, when issued, be duly authorized, validly issued, fully paid and non-assessable common shares in the capital of the Company;

f)
prior to such time as they are issued, all necessary documents shall have been filed and other necessary steps taken to permit the distribution of the Rights and the Common Shares issuable upon the exercise of the Rights under the securities laws of each province of Canada, and to register such securities under the U.S. Securities Act;

g)
the Company has not conducted any “general solicitation” or “general advertising” (as such terms are defined in Regulation D under the U.S. Securities Act) in connection with the offer and sale of the Standby Shares, including, without limitation, advertisements, articles, notices or other communications published on the internet or in any newspaper, magazine or similar media, or broadcast over radio, television or the internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising or has made or will make offers and sales of the Standby Shares in the United States in any manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act. The Company has not engaged in any “directed selling efforts” (as such term is defined in Regulation S under the U.S. Securities Act (“Regulation S”)) in respect of the Standby Shares;

h)
the Company is, and at Closing will be, a “foreign private issuer” (as defined under Rule 405 of the U.S. Securities Act) and it reasonably believes that there is no “substantial U.S. market interest” (as defined in Regulation S) in the Common Shares;

i)
the Company has not taken and will not take any action that would cause the exemptions or exclusions from registration provided by Rule 903 of Regulation S or Section 4(a)(2) of the U.S. Securities Act to be unavailable with respect to offers and sales of the Standby Shares pursuant to this Agreement;

j)
the Company has not sold, offered for sale or solicited any offer to buy, and will not sell, offer for sale or solicit any offer to buy, any of its securities in the United States in a manner that would be integrated with the offer and sale of the Standby Shares and would cause the exemptions from registration in Section 4(a)(2) of the U.S. Securities Act to become unavailable with respect to offers and sales of the Standby Shares contemplated in this Agreement;

k)
the execution, delivery and performance by the Company of this Agreement: (i) has been duly authorized by all necessary corporate action on its part; (ii) does not and will not, with the giving of notice, the lapse of time or the happening of any other event or condition, violate its articles or result in a  breach of, a violation of, or constitute a default under, or conflict with, any provision of any material indenture, mortgage, agreement, contract or other material instrument by which it is bound; and (iii) does not and will not result in the violation of any applicable Laws; and

l)	this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

6.2.	Survival

All representations and warranties of the Company contained in this Agreement will survive the completion of the purchase of Standby Shares by the Guarantors and will continue in full force and effect for a period of two years despite any investigation, inquiry or other steps which may be taken by or on behalf of the Guarantors.

7.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF GUARANTORS

7.1.	Representations

Each of the Guarantors severally, and not jointly (or jointly and severally), represents and warrants to the Company that:

a)	it owns, and on the Record Date will own, at least one common share of the Company;

b)	it is an "accredited investor" as such term is defined in National Instrument 45-106 – Prospectus and Registration Exemptions of the Canadian Securities Administrators;

c)	the execution, delivery and performance by the Guarantor of this Agreement:

i.
does not and will not, with the giving of notice, the lapse of time or the happening of any other event or condition, result in a breach or a violation of, or conflict with, any of the terms or provisions of any agreements or instruments to which it is a party or pursuant to which any of its assets or property may be affected; and

ii.	will not result in the violation of any applicable Laws by it;

d)	this Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms;

e)
it has, and on the Closing Date will have (regardless of the number of Rights that are exercised by the holders of Rights prior to the Rights Expiry Time), the financial ability and sufficient funds to make and complete the payment for the Standby Shares that it has committed to purchase pursuant to the Standby Guarantee, and the availability of such funds is not and will not be subject to the consent, approval or authorization of any other Person. Each of the Guarantors acknowledges and covenants that it will, in connection with Section 6.1 of NI 45-101, deliver to the Company satisfactory evidence of the foregoing for delivery to the Commissions at or prior to the time of filing of the Rights Offering Circular with the Commissions;

f)	in the case of Edwards only, that:

i.	the Standby Shares were not offered to him in the United States;

ii.	this Agreement was delivered to, executed and delivered by, him outside the United States;

iii.	he is not, and will not be, purchasing the Standby Shares for the account or benefit of any person in the United States;

iv.
to his knowledge, the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the U.S. Securities Act;

v.
he has no intention to distribute either directly or indirectly any of the Standby Shares in the United States, except in compliance with the U.S. Securities Act and applicable state laws of the United States;

vi.	he has not purchased the Standby Shares as a result of any form of directed selling efforts (as such term is defined in Regulation S); and

vii.
he understands that the Standby Shares have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States, the Securities may not be offered or sold, directly or indirectly, in the United States except pursuant to registration under the U.S. Securities Act and the securities laws of all applicable states or available exemptions therefrom, and the Company has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of any of the Standby Shares;

g)	in the case of Fairholme only, that:

i.
it is purchasing the Standby Shares for its own account for investment purposes only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Standby Shares in the United States or to or for the account or benefit of a person in the United States; provided, however, that this paragraph shall not restrict Fairholme from selling or otherwise disposing of any of the Standby Shares pursuant to registration thereof pursuant to the U.S. Securities Act and any applicable state securities laws or under an exemption from such registration requirements, or in circumstances where such registration requirements do not apply;

ii.
it understands that the Standby Shares it purchases pursuant to the Standby Guarantee have not been and will not be registered under the U.S. Securities Act or any applicable state securities laws and that the sale contemplated hereby will be made in reliance on an exemption from such registration requirements;

iii.
it understands and acknowledges that the Standby Shares will be “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act and if in the future it decides to offer, resell, pledge or otherwise transfer any of the Standby Shares, such Standby Shares may be offered, sold, pledged or otherwise transferred only (a) to the Company; (b) outside the United States in accordance with Rule 903 or 904 of Regulation S; (c) in the United States in accordance with Rule 144 or Rule 144A under the U.S. Securities Act, if available, and in compliance with any applicable state securities laws; or (d) in another transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws of the United States;

iv.
it acknowledges that it is not purchasing the  Standby Shares as a result of any “general solicitation” or “general advertising” (as such terms are defined in Regulation D under the U.S. Securities Act), including, without limitation, advertisements, articles, notices or other communications published on the internet or in any newspaper, magazine or similar media, or broadcast over radio, television or the internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

v.	it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act by virtue of satisfying one or more of the categories set forth under such definition;

vi.
it understands that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable state laws and regulations, the certificates representing the Standby Shares, and all certificates issued in exchange therefor or in substitution thereof, will bear a legend restricting the transfer of the Standby Shares under the U.S. Securities Act;

vii.
it consents to the Company making a notation on its records or giving instruction to the registrar and transfer agent of the Company in order to implement the restrictions on transfer with respect to the Standby Shares set forth and described herein;

viii.
it understands and acknowledges that the Company has no obligation or present intention of filing with the United States Securities and Exchange Commission or with any state securities administrator any registration statement in respect of resales of the Standby Shares in the United States;

ix.
it understands and agrees that there may be material tax consequences to it of an acquisition or disposition of the Standby Shares, the Company gives no opinion and makes no representation with respect to the tax status of the Company or the consequences to Fairholme under United States, state, local or foreign tax law of its acquisition or disposition of the Standby Shares, including whether the Company will at any given time be deemed a “passive foreign investment company” within the meaning of Section 1297 of the United States Internal Revenue Code;

x.
it acknowledges that there are risks associated with the purchase of and investment in the Standby Shares and it alone, or with the assistance of its professional advisers, is knowledgeable and or experienced in business and financial matters and is capable of evaluating the merits and risks of an investment in such securities and fully understands the restrictions on resale of such securities and is capable of bearing the economic risk of the investment, including the loss of its entire investment and it has prior experience in investing in securities of foreign issuers where no trading market exists in the United States; and

xi.
it understands and acknowledges that (i) if the Company is deemed to have been at any time previously an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents, Rule 144 under the U.S. Securities Act may not be available for resales of the Standby Shares and (ii) the Company is not obligated to make Rule 144 under the U.S. Securities Act available for resales of such Standby Shares; and

h)
it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Standby Shares and is able to bear the economic risks of such investment.

7.2.	Covenants and Agreements

If required under applicable Laws or Securities Laws or under the rules and policies of the Exchange, each Guarantor will use commercially reasonable efforts to assist the Company to execute, deliver and file such required reports and such other required documents with respect to the issue of the Rights, the Rights Shares and the Standby Shares, provided that the Company acknowledges and agrees that it has not engaged either Guarantor to act as underwriter (as defined under applicable Securities Laws) and neither Guarantor will not be required to sign a certificate in the Rights Offering Circular in that capacity or any other capacity.

7.3.	Survival

All representations and warranties of each party contained in this Agreement or contained in any document delivered pursuant to this Agreement or in connection with the Rights Offering contemplated in this Agreement will survive the completion of the purchase of Securities by the Guarantors and will continue in full force and effect for a period of two years despite any investigation, inquiry or other steps which may be taken by or on any party’s behalf.

8.	CLOSING AND CONDITIONS

8.1.	Closing

The closing of the purchase by the Guarantors and sale by the Company of the Standby Shares to be purchased by the Guarantors hereunder (the "Closing") will, if the Company exercises its Guarantee Right, be completed at the office of DuMoulin Black LLP at 6:00 a.m. (Vancouver time) (the "Closing Time") on the Closing Date or at such other time and/or on such other date and/or at such other place as the Company and each of the Guarantors may agree upon in writing.  On such date, and upon payment being made by the Guarantors for the Standby Shares in accordance with Section 3.2, the Company will issue, and thereafter deliver as soon as practicable, to the Guarantors certificates representing the Standby Shares, registered in the name of the Standby Guarantor or one or more designee of the Standby Guarantor, as applicable.

8.2.	Payment of Standby Fee

The Company will, at the earlier of the Closing Time and 5:00 p.m. on the second business day following the Rights Expiry Date, pay the Standby Fee to the Guarantors.

8.3.	Guarantors Conditions

The obligation of the Guarantors to complete the transactions set out in this Agreement is subject to the following conditions being satisfied in full, to the satisfaction of each of the Guarantors acting separately:

a)	the absence of any Material Adverse Change in the business, financial or operating condition or prospects of the Company between the date hereof and Closing;

b)
the Company will have made all necessary filings with the Regulatory Authorities in connection with the Rights Offering, and all necessary documents shall have been filed and other necessary steps taken to permit the distribution of the Rights and the Common Shares issuable upon the exercise of the Rights under the securities laws of each province of Canada, and to register such securities under the U.S. Securities Act;

c)	the Exchange will have conditionally accepted the issuance of the Rights, the Rights Shares, and the Standby Shares, subject to receipt of customary final documentation;

d)	the representations and warranties of the Company will be true and accurate as of the Closing Time as if made on and as of such time;

e)	the terms and timing of the Rights Offering will not have been changed without the approval of each of the Guarantors; and

f)	the completion of the Rights Offering in accordance with the Rights Offering Circular.

8.4.	Performance by the Company

The Company agrees that the conditions contained in Section 8.3 will be complied with so far as such conditions relate to acts to be performed or to be caused to be performed by the Company and that it will use its commercially reasonable efforts to cause such conditions to be complied with.

8.5.	Company Conditions

Provided that the Company has used commercially reasonable efforts to comply with (or cause to be complied with) such conditions, the Company's obligation to complete the transactions set out in this Agreement is subject to the following conditions being satisfied in full:

a)	the Company exercising the Guarantee Right;

b)
there will be no inquiry, investigation (whether formal or informal) or other proceeding commenced in relation to the Company or any of its subsidiaries or in relation to any of the Company's directors and officers, any of which suspends or ceases trading in the Rights or Rights Shares or operates to prevent or restrict the lawful distribution of the Securities; and

c)
there will be no order issued by a Governmental Entity and no change of Law, either of which suspends or ceases trading in the Rights or Rights Shares or operates to prevent or restrict the lawful distribution of the Securities.

9.	TERMINATION

9.1.	Termination by the Company

The Company will be entitled, at any time and in its sole discretion, to elect to terminate this Agreement by giving written notice of such election to the Guarantors, if the Rights Offering is terminated or cancelled , provided however that the Company will be entitled to make such election to terminate only if the Company has used commercially reasonable efforts to comply with its obligations under this Agreement and to complete the Rights Offering.

9.2.	Termination by the Guarantors

Either of the Guarantors will be entitled, by giving written notice to the Company at any time prior to the Rights Expiry Time, to terminate and cancel, without any liability on its part, its obligations under this Agreement independently of the other Guarantor, if:

a)	there is any Material Adverse Change in the business, financial or operating condition or prospects of the Company between the date hereof and Closing;

b)
any representation or warranty of the Company made in this Agreement is determined not to have been true and correct when made or ceases to be true and correct, or if any covenant of the Company made in this Agreement is not complied with;

c)	the other Guarantor shall fail to perform its obligations under this Agreement;

d)
any inquiry, investigation (whether formal or informal) or other proceeding is commenced by a Governmental Entity pursuant to applicable Laws in relation to the Company or any of its subsidiaries or in relation to any of the Company's directors and officers, any of which suspends or ceases trading in any of the Securities or operates to prevent or restrict the lawful distribution of any of the Securities;

e)
if any order is issued by a Governmental Entity, or if there is any change of Law, either of which suspends or ceases trading in any of the Securities or operates to prevent or restrict the lawful distribution of any of the Securities;

f)	the Company fails to obtain any necessary approvals concerning the Securities from the Exchange or the Commissions;

g)
the Common Shares or the Rights are de-listed or suspended or halted for trading for a period greater than five Business Days for any reason by the Exchange at any time prior to the closing of the Rights Offering; or

h)	if the Rights Offering is terminated or cancelled.

Despite any other provision of this Agreement, if the Company or either of the Guarantors validly terminate(s) its obligations under this Agreement in accordance with this Section 9 the obligations of both the Company and the terminating Guarantor under this Agreement will terminate, and there will be no further liability on the part of either of the terminating Guarantor to the Company or on the Company's part to the terminating Guarantor hereunder.

10.	NOTICE

Any notice under this Agreement will be given in writing and must be delivered, sent by facsimile or mailed by prepaid post and addressed to the party to which notice is to be given at the following address, or at another address designated by such party in writing:

a)	if to the Company:

Imperial Metals Corporation
580 Hornby Street, Suite 200
Vancouver, British Columbia  V6C3B6
Attention: Brian Kynoch, President
Facsimile: (604) 687-4030

b)	if to Edwards:

N. Murray Edwards
#3220, 255 – 5th Avenue S.W
Calgary, Alberta T2P 3G6
Facsimile: (403) 221-8159

c)	if to Fairholme LP:

The Fairholme Partnership, LP
4400 Biscayne Boulevard, 9th Floor
Miami, Florida 33137
Attn: Grant Stark
Facsimile: (305) 358-8002

If notice is sent by facsimile or is delivered, it will be deemed to have been given at the time of transmission or delivery. If notice is mailed, it will be deemed to have been received three business days following the date of mailing of the notice. If there is an interruption in normal mail service due to strike, labour unrest or other cause at or prior to the time a notice is mailed the notice will be sent by facsimile or will be delivered.

11.	GENERAL

11.1.	Further Assurances

From time to time after the date of this Agreement, the parties to this Agreement will execute, acknowledge and deliver to the other parties such other instruments, documents and certificates and will take such other actions as the other parties may reasonably request in order to consummate the transactions contemplated by this Agreement.

11.2.	Assignment

This Agreement may not be assigned by any party to this Agreement, by operation of law or otherwise, without the prior written consent of each of the other parties to this Agreement.

11.3.	Enurement

This Agreement will enure to the benefit of and be binding upon the parties to this Agreement and their respective heirs, executors, successors and permitted assigns.

11.4.	Waiver

Failure by any party to this Agreement to insist in any one or more instances upon the strict performance of any one of the covenants or rights contained in this Agreement will not be construed as a waiver or relinquishment of such covenant or right. No waiver by either party to this Agreement of any such covenant or right will be deemed to have been made unless expressed in writing and signed by the waiving party.

11.5.	Amendments

No term or provision of this Agreement may be amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of the amendment, discharge or termination is sought.

11.6.	Counterparts and Facsimile

This Agreement may be executed in several counterparts and by facsimile, each of which when so executed will be deemed to be an original and such counterparts and facsimiles together will constitute one and the same instrument and despite their date of execution they will be deemed to be dated as of the date of this Agreement. This Agreement will be deemed to have been entered into and to have become effective at the location at which the Guarantors will have signed an original, counterpart or facsimile version thereof, without regard to the place at which the Company will have signed this Agreement.

11.7.	Time

Time is of the essence of this Agreement.

11.8.	Entire Agreement

This Agreement and any other agreements and other documents referred to in this Agreement and delivered in connection with this Agreement, constitutes the entire agreement between the parties to this Agreement pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to the subject matter of this Agreement.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

IMPERIAL METALS CORPORATION

"Andre Deepwell"
Authorized Signatory

N. MURRAY EDWARDS

"N. Murray Edwards"
[Signature]

FAIRHOLME PARTNERSHIP, LP

"Bruce Berkowitz"
Authorized Signatory